Exhibit 99.1

Enphase Energy Reports 136% Year-over-Year Revenue Growth

in First Quarter 2012 Financial Results

•     Net revenues increased to $42.6 million from $18.1 million year-over-year

•     Gross margin increased to 21.8% from 14.7% year-over-year

PETALUMA, Calif. — May 10, 2012 — Enphase Energy, Inc. (NASDAQ: ENPH), announced today financial results for the first quarter ended March 31, 2012.

First Quarter Financial Highlights

Net Revenues: Total net revenues for the first quarter ended March 31, 2012 grew 136 percent to $42.6 million from $18.1 million in the first quarter of 2011. Units sold in the first quarter of 2012 increased to 292,000, compared to 123,000 in the first quarter of 2011.

Gross Margin: Gross margin for the first quarter of 2012 was 21.8 percent, compared to 14.7 percent in the first quarter of 2011.

Net Loss: First quarter net loss was $10.2 million, or a loss of $5.97 per share, which compares to a net loss of $9.3 million, or a loss of $10.95 per share in the year-ago period. On a non-GAAP basis, the net loss was $9.2 million for the quarter, or a loss of $5.38 per share, compared to $8.8 million, or a loss of $10.40 per share, in the year-ago period. Non-GAAP results exclude stock-based compensation expense, non-cash interest expense and non-cash gains or losses due to preferred stock warrant revaluations. A reconciliation of GAAP to non-GAAP financial measures is included below.

“Our first quarter offered further evidence of how microinverters are transforming our market,” said Paul Nahi, CEO of Enphase Energy. “Driven by strong demand throughout North America, revenues more than doubled over the same period last year. This underscores the fundamental advantages of microinverters, which not only produce more power, but are more reliable, safer and easier to install. By combining our proprietary semiconductor design, our cloud-based software solution along with our outsourced manufacturing model, we are applying a classic high-technology business model to the solar industry.”

“In our first quarter, which is typically our seasonally softest quarter, we achieved year-over-year revenue growth of 136 percent,” said Sanjeev Kumar, CFO of Enphase Energy. “Gross margins of 21.8 percent improved by over 700 basis points from the previous year. On April 4, 2012, we successfully completed our initial public offering raising total gross proceeds of $61.9 million.”

Business Highlights

•	Completed the initial public offering of 10,315,151 shares of common stock raising total gross proceeds of $61.9 million.

•

Announced the installation of 1,440 microinverters on a solar array community project located in the town of Brewster, Mass in March, 2012. Constructed by My Generation Energy, the system generates enough energy to power 50 homes and businesses. My Generation Energy is also currently constructing a 475kW rooftop system in Hyannis, Mass., with Enphase® Microinverters.

•

Launched its annual North America installer tour in April, 2012. The tour travels across Canada and the United States over 80 days, visiting 33 cities and thousands of solar installers. The tour focuses on hands-on training and demonstrations of the Enphase Microinverter System.

•

Expanded its European presence with the recent development of a new lab facility in Lyon, France, focused on a local test environment for its European products. The lab will allow Enphase Energy to monitor, support and ensure compliance of its products from within Europe.

Business Outlook

Enphase Energy expects net revenues for the second quarter of 2012 to be within a range of $49 million to $52 million, and for gross margin to be within a range of 21.5 percent to 23.0 percent.

Conference Call Information

Enphase Energy will host a conference call for analysts and investors to discuss its first quarter results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Open to the public, investors may access the call by dialing +1-877-644-1284, passcode 74695311. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available approximately one hour after the conclusion of the call. To hear the replay, parties in the United States and Canada should call 1-855-858-2056 and enter passcode 74695311. International parties can access the replay at +1-404-537-3406 and should enter passcode 74695311.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Enphase Energy’s financial performance, market demands for its microinverters, advantages of its technology, market trends and future financial performance. These forward-looking statements are based on the company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the future demands for solar energy solutions; the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications; the company’s ability to achieve broad market acceptance of its microinverter systems and to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry; the success of competing solar solutions that are or become available; the company’s ability to effectively manage the growth of its organization and expansion into new markets and to maintain or achieve anticipated product quality, product performance and cost metrics; competition and other factors that may cause potential future price reductions for its products; the company’s ability to optimally match production with demand and dependence on a limited number of outside contract manufacturers and lack of supply contracts with these manufacturers; general economic conditions in domestic and international markets; and other risks detailed in the “Risk Factors” and elsewhere in Enphase Energy’s Securities and Exchange Commission filings and reports, including its Registration Statement on Form S-1 (including a prospectus) and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, when it becomes available. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

A copy of this press release can be found on the investor relations page of Enphase Energy’s website at investor.enphase.com.

About Enphase Energy, Inc.

Enphase Energy delivers microinverter technology for the solar industry that increases energy production, simplifies design and installation, improves system uptime and reliability, reduces fire safety risk and provides a platform for intelligent energy management. Our semiconductor-based microinverter system converts energy at the individual module level and brings a system-based, high technology approach to solar energy generation. www.enphase.com

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Contacts

Media Relations

Christine Bennett, Enphase Energy

Global Corporate Communications Manager

pr@enphaseenergy.com

+1-707-763-4784

Or

Investor Relations

David Niederman, The Blueshirt Group

+1-415-217-7722

ENPHASE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net revenues	$42,600	$18,069
Cost of revenues	33,293	15,421

Gross profit	9,307	2,648

Operating expenses:
Research and development	7,842	5,345
Sales and marketing	5,049	3,010
General and administrative	5,696	3,250

Total operating expenses	18,587	11,605

Loss from operations	(9,280)	(8,957)

Other expense, net:
Interest income	—	4
Interest expense	(1,479)	(280)
Other income (expense)	640	(56)

Total other expense, net	(839)	(332)

Loss before income taxes	(10,119)	(9,289)
Provision for income taxes	(65)	—

Net loss attributable to common stockholders	$(10,184)	$(9,289)

Net loss per share attributable to common stockholders, basic and diluted	$(5.97)	$(10.95)

Shares used in computing net loss per share attributable to common stockholders, basic and diluted*	1,706	848

*	On April 4, 2012, upon consummation of the IPO, there were approximately 40.7 million shares of common stock issued and outstanding, which included (i) 10,315,151 shares sold in the IPO, (ii) 25,170,918 shares issued as a result of the automatic conversion of convertible preferred stock, and (iii) 3,533,988 shares issued as a result of the automatic conversion of convertible notes.

ENPHASE ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$31,903	$51,524
Accounts receivable, net of allowances of $124 and $144 as of March 31, 2012 and December 31, 2011, respectively	13,447	17,771
Inventory	25,661	11,228
Prepaid expenses and other	2,308	1,264

Total current assets	73,319	81,787
Property and equipment, net	22,736	18,411
Other assets	7,320	6,044

Total assets	$103,375	$106,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,797	$12,928
Accrued liabilities	10,558	10,100
Deferred revenues	16,587	23,414
Current portion of term loans	5,437	4,529
Convertible preferred stock warrant liability	776	1,399

Total current liabilities	58,155	52,370

Long-term liabilities:
Deferred revenues	4,305	3,670
Warranty obligations	7,877	6,733
Other liabilities	52	145
Term loans	8,619	10,148
Convertible notes	19,819	19,202

Total long-term liabilities	40,672	39,898

Total liabilities	98,827	92,268

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.00001 par value, 23,589 and 23,559 shares authorized at March 31, 2012 and December 31, 2011, respectively; 22,221 shares issued and outstanding at March 31, 2012 and December 31, 2011	93,596	93,596
Common stock, $0.00001 par value; 50,000 and 41,410 shares authorized, 1,713 and 1,698 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	—	—
Additional paid-in capital	9,833	9,103
Accumulated deficit	(98,992)	(88,808)
Accumulated other comprehensive income	111	83

Total stockholders’ equity	4,548	13,974

Total liabilities and stockholders’ equity	$103,375	$106,242

ENPHASE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(10,184)	$(9,289)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,085	544
Noncash interest expense	937	30
Stock-based compensation	706	375
Change in fair value of convertible preferred stock warrants	(623)	58
Changes in operating assets and liabilities:
Accounts receivable	4,324	184
Inventory	(14,433)	(1,297)
Prepaid expenses and other assets	(913)	(634)
Accounts payable, accrued and other liabilities	11,222	762
Deferred revenues	(6,192)	260

Net cash used in operating activities	(14,071)	(9,007)

Cash flows from investing activities:
Purchases of property and equipment	(4,605)	(2,318)

Net cash used in investing activities	(4,605)	(2,318)

Cash flows from financing activities:
Proceeds from term loans	2,600	2,000
Term loan issuance costs	—	(95)
Repayments of term loans	(3,287)	(48)
Principal payments under capital leases	(31)	(15)
Proceeds from the exercise of stock options	24	14
Deferred offering costs	(279)	—

Net cash (used in) provided by financing activities	(973)	1,856

Effect of exchange rate changes on cash	28	—

Net decrease in cash and cash equivalents	(19,621)	(9,469)
Cash and cash equivalents — Beginning of period	51,524	39,993

Cash and cash equivalents — End of period	$31,903	$30,524

ENPHASE ENERGY, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Reconciliation of Net Loss on a GAAP Basis to Net Loss on a Non-GAAP Basis:
Net loss on a GAAP basis	$(10,184)	$(9,289)
Stock-based compensation	706	375
Noncash interest expense	937	30
(Gains) losses from convertible preferred stock warrant liability revaluation	(623)	58

Net loss on a non-GAAP basis(1)	$(9,164)	$(8,826)

Reconciliation of Basic and Diluted Net Loss per Share on a GAAP Basis to Basic and Diluted Net Loss per Share on a Non-GAAP Basis:
Basic and diluted net loss per share on a GAAP basis	$(5.97)	$(10.95)
Stock-based compensation	0.41	0.44
Noncash interest expense	0.55	0.04
(Gains) losses from convertible preferred stock warrant liability revaluation	(0.37)	0.07

Net loss per share on a non-GAAP basis(1)	$(5.38)	$(10.40)

(1)	We present Non-GAAP net loss and Non-GAAP net loss per share as a supplemental measure of our performance. These non-GAAP financial measures exclude stock-based compensation expense, noncash interest expense and gains or losses from convertible preferred stock warrant liability revaluation. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the table above. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and year-to-date 2012 actual results on a comparable basis with our quarterly and year-to-date 2011 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

	Quarterly Period
	1Q12	4Q11	3Q11	2Q11	1Q11
Other Operating Data:
Net revenues (in thousands)	$42,600	$57,134	$44,728	$29,592	$18,069
Gross margin	21.8%	22.9%	19.1%	16.2%	14.7%
Microinverter units shipped (in thousands)	292	389	286	204	123
Megawatts shipped	62.5	82.5	60.6	40.8	23.8